Exhibit 1.01
Conflict Minerals Report
Embecta Corp. has included this Conflict Minerals Report as an exhibit to its Form SD for 2022, as contemplated by Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Form SD (collectively, the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is May 26, 2023.
The term “Embecta,” “we,” “us” and “our” refer to Embecta Corp. and its consolidated subsidiaries for or at the end of 2022. As used herein and consistent with the Conflict Minerals Rule, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin, and tungsten, without regard to the location of origin of the minerals or derivative metals. The “Conflict Affected Region” is defined as the Democratic Republic of the Congo and its adjacent countries, which include Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.
Overview
Embecta, formerly part of BD (Becton, Dickinson and Company), is one of the largest pure-play diabetes care companies in the world. Empowered by nearly 100 years of innovation, Embecta is singularly focused on improving the lives of people living with diabetes. Embecta is the leading producer of diabetes injection devices, manufacturing around 8 billion annually for an estimated 30 million patients. Through its approximately 2,000 employees around the world, Embecta is working to advance the standard of care in insulin delivery through strong community partnerships, innovative technology and comprehensive care resources. Embecta is subject to the Conflict Minerals Rule because, for 2022, certain of the raw materials and components contained in some of the products that we manufactured or contracted to manufacture contained 3TG that were necessary to the functionality or production of the products. Many of our products do not contain any 3TG or are otherwise not in-scope for purposes of our Conflict Minerals Rule compliance.
We do not directly source 3TG from mines, smelters, or refiners, and we believe that we are many levels removed from these market participants.

Reasonable Country of Origin Inquiry; Smelter and Refiner and Country of Origin Information
As required by the Conflict Minerals Rule, for 2022, a “reasonable country of origin inquiry” was conducted. The outreach included 26 suppliers (the “Suppliers”) that were identified through internal scoping processes as having provided, or that we believe may have provided, us with raw materials or components that contain 3TG. Suppliers representing approximately 84.5% of Embecta’s in-scope spend responded to Embecta’s reasonable country of origin inquiry.
For 2022, our Suppliers identified to us the smelters and refiners described in the table below, sorted by mineral and risk level, as potentially having processed the necessary 3TG contained in our in-scope products. The names of the identified smelters and refiners are listed on Annex 1. The origin of only a portion (if any) of the necessary Conflict Minerals contained in each of our in-scope products was determined.

	Covered Country Sourced[1]	Non-Covered Countries Only	100% Recycled or Scrap	Source Country Unknown				Total Smelters
	RMAP Conformant[2]	RMAP Conformant		RMAP Conformant	RMAP Active	Non-Conformant	On Smelter Look-up Tab Only
Gold	6	10	16	63	6	11	64	176
Tantalum	23	8	2	0	0	0	2	35
Tin	7	42	6	0	2	10	8	75
Tungsten	11	5	4	13	0	4	11	48
Total	47	65	28	76	8	25	85	334

Based on the results of our reasonable country of origin inquiry, due diligence was conducted for 2022. These due diligence efforts are discussed later in this Conflict Minerals Report.
Conclusion Statement
Based on the due diligence, none of the necessary 3TG contained in our in-scope products were determined to directly or indirectly finance or benefit armed groups in the Conflict Affected Region. However, Embecta did not conclude that any of our products were “DRC conflict free.” The terms “armed group” and “DRC conflict free” have the meanings contained in the Conflict Minerals Rule.
Due Diligence Program
Design Framework
The due diligence measures relating to 3TG were designed to conform with the criteria set forth in the OECD Guidance, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition).
Selected Elements of Due Diligence Program
The OECD Guidance has established a framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Selected elements of the program are discussed below. However, these are not all the elements of the program to ensure that the 3TG contained in our products are responsibly sourced.

Conflict Minerals Team
We have a Conflict Minerals Steering Team (the “Steering Team”) responsible for overseeing compliance. The Steering Team engages with functional leadership around progress and collaborating with necessary third-party resources. The Steering Team consists of representatives from compliance, sustainability, and procurement.
1 Covered Country is the Conflict Affected Region.
2 See Annex for definitions.

Internal and External Communication of Conflict Minerals Program and Training
Applicable suppliers and subcontractors are provided with information on the Conflict Minerals Rule, our commitment to compliance with the Rule and/or our sourcing expectations. This is done in writing, through meetings and other live communications and/or through contractual requirements.
Embecta utilized a third party who is a member of the Responsible Minerals Initiative (“RMI”) to conduct due diligence.
Data Storage and Retention
We keep business records that relate to our Conflict Minerals program and maintain them for 5 years.
Contractual Compliance Requirements
Embecta’s Expectations for Suppliers, which contains our supplier compliance requirements relating to many different subject areas, requires suppliers to provide information to support our compliance efforts under the Conflict Minerals Rule.
Grievance Mechanisms
We have grievance mechanisms for employees, suppliers, and other interested parties to report alleged violations related to Conflict Minerals and other related policies and we publicly communicate our grievance mechanisms. Any grievances received are communicated to the Steering Team. Associates, suppliers, and other interested parties can report actions inconsistent with the Expectations for Suppliers through our Global Ethics Help Line, the number of which is 1-833-600-1032. Under our internal procedures, all such calls will be investigated.
Collection, Assessment, and Internal Reporting of Supply Chain Information
Suppliers that Embecta determines to be in-scope are requested to complete a Conflict Minerals Reporting Template (“CMRT”), which contains questions on the inclusion and source of 3TG in the materials they supplied to us and their compliance activities. Requests were sent to 26 Suppliers to provide us with a completed CMRT. A follow-up by email or phone was sent to the Suppliers that did not provide a response within a specified time frame. If the Supplier still did not respond to the request or refused to respond, this information was forwarded to Global Procurement or local buyers at manufacturing plants to assist as part of an escalation process.
Upon receipt of a CMRT from a Supplier, the response was processed through a Supplier Response Analysis process. The completed responses received from the Suppliers was reviewed against “red flags” criteria and for errors and inaccuracies. Additionally, submitted CMRTs were reviewed for certain errors and inaccuracies and a follow-up with these Suppliers was conducted as well.

Smelters and refiners identified to us by the Suppliers were reviewed against those contained on the Smelter Look-up tab of the CMRT and the RMI smelter database, which includes information published by RMI, the Responsible Jewellery Council and the London Bullion Market Association.
To the extent that a completed response identified a smelter or refiner, that information was also reviewed against the lists of conformant and active (or the equivalent) smelters and refiners published by the RMI as of March 31, 2023. To the extent that a smelter or refiner identified by a Supplier was not listed as conformant or the equivalent by the RMI, publicly available information was consulted to attempt to determine whether the smelter or refiner obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the Conflict Affected Region. See “Reasonable Country of Origin Inquiry; Smelter and Refiner and Country of Origin Information” and Annex 1 for further information on the smelters and refiners identified by the Suppliers.

Based on the information furnished by the Suppliers and other information known to us, the risk of adverse impacts was assessed. The findings of the supply chain risk assessment was reported to the Steering Team.
Any non-compliances with our expectations for Suppliers or findings with higher levels of risk are prioritized for appropriate action, determined on a case-by-case basis. These actions may include additional information gathering and risk assessment, direct engagement with suppliers to agree mitigation plans, or monitoring.
Carry out Independent Third-party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
In connection with due diligence, information made available by the RMI concerning independent third-party audits of smelters and refiners to assess smelter and refiner due diligence and to determine whether the smelter or refiner is conformant was utilized.
Report on Supply Chain Due Diligence
We file a Form SD and a Conflict Minerals Report with the Securities and Exchange Commission and make these documents available on our website.
Product Information
In-scope products for 2022 included a range of insulin delivery devices (e.g. syringes and pen-needles). Not all of the products in each of these categories were in-scope for purposes of our compliance (i.e., not all of our products in these categories contain necessary 3TG or were manufactured or contracted to be manufactured by us).
For 2022, at least a portion of the smelters and refiners and countries of origin of the necessary 3TG contained in each of our in-scope products was undeterminable. Identified smelters and refiners and country of origin information are described under “Reasonable Country of Origin Inquiry; Smelter and Refiner and Country of Origin Information” and on Annex 1.

Annex 1
Capitalized terms used and not otherwise defined in this Annex have the meanings indicated in our Conflict Minerals Report.
Smelters and Refiners
In connection with the reasonable country of origin inquiry and due diligence, as applicable, the Suppliers identified to us the smelters and refiners listed below, sorted by mineral and risk level, as potentially having processed the necessary 3TG contained in our in-scope products in 2022.

Metal	Processor	Country of location	Status
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Conformant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	Agosi AG	GERMANY	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangalore Refinery	INDIA	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Chugai Mining	JAPAN	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Gold by Gold Colombia	COLOMBIA	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant

Gold	Heraeus Germany GmbH Co. KG	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Kc	KOREA, REPUBLIC OF	Conformant
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MKS PAMP SA	SWITZERLAND	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	SAFINA A.S.	CZECHIA	Conformant
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Gold	Alexy Metals	UNITED STATES OF AMERICA	Active
Gold	Augmont Enterprises Private Limited	INDIA	Active
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	Active
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Active
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	Active
Gold	WEEEREFINING	FRANCE	Active
Gold	8853 S.p.A.	ITALY	On Smelter Look-up List Only
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	On Smelter Look-up List Only
Gold	African Gold Refinery	UGANDA	On Smelter Look-up List Only
Gold	Albino Mountinho Lda.	PORTUGAL	On Smelter Look-up List Only
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	On Smelter Look-up List Only
Gold	AU Traders and Refiners	SOUTH AFRICA	On Smelter Look-up List Only
Gold	Caridad	MEXICO	On Smelter Look-up List Only
Gold	Cendres + Metaux S.A.	SWITZERLAND	On Smelter Look-up List Only

Gold	CGR Metalloys Pvt Ltd.	INDIA	On Smelter Look-up List Only
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	On Smelter Look-up List Only
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	On Smelter Look-up List Only
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	On Smelter Look-up List Only
Gold	Dongwu Gold Group	CHINA	On Smelter Look-up List Only
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	On Smelter Look-up List Only
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	On Smelter Look-up List Only
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	On Smelter Look-up List Only
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	On Smelter Look-up List Only
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	On Smelter Look-up List Only
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	On Smelter Look-up List Only
Gold	Gold Coast Refinery	GHANA	On Smelter Look-up List Only
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	On Smelter Look-up List Only
Gold	Guangdong Jinding Gold Limited	CHINA	On Smelter Look-up List Only
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	On Smelter Look-up List Only
Gold	Industrial Refining Company	BELGIUM	On Smelter Look-up List Only
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	On Smelter Look-up List Only
Gold	JALAN & Company	INDIA	On Smelter Look-up List Only
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	On Smelter Look-up List Only
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	On Smelter Look-up List Only
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	On Smelter Look-up List Only
Gold	K.A. Rasmussen	NORWAY	On Smelter Look-up List Only
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	On Smelter Look-up List Only
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	On Smelter Look-up List Only
Gold	Kundan Care Products Ltd.	INDIA	On Smelter Look-up List Only
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	On Smelter Look-up List Only
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	On Smelter Look-up List Only
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	On Smelter Look-up List Only

Gold	Lingbao Gold Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Marsam Metals	BRAZIL	On Smelter Look-up List Only
Gold	MD Overseas	INDIA	On Smelter Look-up List Only
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	On Smelter Look-up List Only
Gold	Modeltech Sdn Bhd	MALAYSIA	On Smelter Look-up List Only
Gold	Morris and Watson	NEW ZEALAND	On Smelter Look-up List Only
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	On Smelter Look-up List Only
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	On Smelter Look-up List Only
Gold	Pease & Curren	UNITED STATES OF AMERICA	On Smelter Look-up List Only
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	On Smelter Look-up List Only
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	On Smelter Look-up List Only
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	On Smelter Look-up List Only
Gold	Safimet S.p.A	ITALY	On Smelter Look-up List Only
Gold	Sai Refinery	INDIA	On Smelter Look-up List Only
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	On Smelter Look-up List Only
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	On Smelter Look-up List Only
Gold	Sellem Industries Ltd.	MAURITANIA	On Smelter Look-up List Only
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Shirpur Gold Refinery Ltd.	INDIA	On Smelter Look-up List Only
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	On Smelter Look-up List Only
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	On Smelter Look-up List Only
Gold	Sovereign Metals	INDIA	On Smelter Look-up List Only
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	On Smelter Look-up List Only
Gold	Sudan Gold Refinery	SUDAN	On Smelter Look-up List Only

Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	On Smelter Look-up List Only
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Umicore Precious Metals Thailand	THAILAND	On Smelter Look-up List Only
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	On Smelter Look-up List Only
Tantalum	AMG Brasil	BRAZIL	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET de Mexico	MEXICO	Conformant
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	TANIOBIS Co., Ltd.	THAILAND	Conformant
Tantalum	TANIOBIS GmbH	GERMANY	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant

Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	CHINA	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	5D Production OU	ESTONIA	On Smelter Look-up List Only
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	On Smelter Look-up List Only
Tin	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Conformant
Tin	CRM Synergies	SPAIN	Conformant
Tin	Dowa	JAPAN	Conformant
Tin	DS Myanmar	MYANMAR	Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Luna Smelter, Ltd.	RWANDA	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant

Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	PT Bukit Timah	INDONESIA	Conformant
Tin	PT Cipta Persada Mulia	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Mitra Sukses Globalindo	INDONESIA	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	PT Tommy Utama	INDONESIA	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	PT Rajehan Ariq	INDONESIA	Conformant
Tin	PT Timah Nusantara	INDONESIA	Active
Tin	Super Ligas	BRAZIL	Active
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	On Smelter Look-up List Only
Tin	PT Tinindo Inter Nusa	INDONESIA	On Smelter Look-Up List
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	On Smelter Look-Up List
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	On Smelter Look-up List Only
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	On Smelter Look-up List Only
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	On Smelter Look-up List Only
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	On Smelter Look-up List Only
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	On Smelter Look-up List Only
Tin	Melt Metais e Ligas S.A.	BRAZIL	On Smelter Look-up List Only
Tin	Modeltech Sdn Bhd	MALAYSIA	On Smelter Look-up List Only
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	On Smelter Look-up List Only
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION	On Smelter Look-up List Only
Tin	Pongpipat Company Limited	MYANMAR	On Smelter Look-up List Only

Tin	Precious Minerals and Smelting Limited	INDIA	On Smelter Look-up List Only
Tin	PT Panca Mega Persada	INDONESIA	On Smelter Look-up List Only
Tin	PT Tirus Putra Mandiri	INDONESIA	On Smelter Look-up List Only
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	On Smelter Look-up List Only
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	On Smelter Look-up List Only
Tungsten	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Cronimet Brasil Ltda	BRAZIL	Conformant
Tungsten	Fujian Xinlu Tungsten	CHINA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Masan High-Tech Materials	VIET NAM	Conformant

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	On Smelter Look-up List Only
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	On Smelter Look-up List Only
Tungsten	Artek LLC	RUSSIAN FEDERATION	On Smelter Look-up List Only
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF	On Smelter Look-up List Only
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	On Smelter Look-up List Only
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	On Smelter Look-up List Only
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	On Smelter Look-up List Only
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	On Smelter Look-up List Only
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	On Smelter Look-up List Only
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	On Smelter Look-up List Only
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	On Smelter Look-up List Only
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	On Smelter Look-up List Only
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	On Smelter Look-up List Only
Tungsten	LLC Vostok	RUSSIAN FEDERATION	On Smelter Look-Up List
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	On Smelter Look-up List Only

We note the following in connection with the information in the table:
(a)    The smelters and refiners listed in the table were identified by the Suppliers as being part of our 2022 supply chain. Some of the Suppliers may have reported smelters and refiners that were not in our supply chain (i) since they reported at a “company level,” meaning that they reported to us the 3TG contained in all of their products, not just the products that they sold to us, or (ii) due to over-inclusiveness in the information received from their suppliers. In addition, the smelters and refiners reflected above may not be all of the smelters and refiners in our 2022 supply chain, since many of the Suppliers were unable to identify all of the smelters and refiners used to process the necessary 3TG content contained in our in-scope products and because not all of the Suppliers responded to inquiries.
(b)    All information in the table is as of May 4, 2023.
(c)    “Conformant” means that the smelter or refiner has successfully completed an assessment against the applicable RMI Responsible Minerals Assurance Process (“RMAP”) standard or an equivalent cross-recognized assessment. Included smelters and refiners were not necessarily Conformant for all or part of 2022 and may not continue to be Conformant for any future period.

(d)    “Active” means that the smelter or refiner has committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment. These may be in the pre-assessment, assessment, or corrective-action phases of the assessment.
(e)    “On Smelter Look-up Tab Only” means the smelter or refiner is not listed as “Conformant” or “Active.” The table only includes entities that were listed as smelters or refiners by the RMI on the Conflict Minerals Reporting Template.
(f)    The compliance status reflected in the table is based solely on information made publicly available by the RMI, without independent verification by us.
(g)    Country location is the location of the smelter or refiner.
Country of Origin Information
The countries of origin of the newly-mined 3TG processed by the Conformant smelters and refiners listed above may have included countries in each of the categories listed below, as well as other countries. The specific countries of origin of the 3TG in our products was undeterminable. Accordingly, the 3TG in our products may not have originated in a particular country listed below.
The countries below are sorted by risk level. See “Reasonable Country of Origin Inquiry; Smelter and Refiner and Country of Origin Information” for additional origin information.
Known Countries from which Conformant Gold Refiners Source:
Countries that are not identified as conflict regions or plausible areas of smuggling or export of from these regions of 3TG or which are identified as low risk: Argentina, Australia, Azerbaijan, Benin, Bolivia (Plurinational State of), Botswana, Brazil, Burkina Faso, Cambodia, Canada, Chile, China, Colombia, Côte d'Ivoire, Dominican Republic, Ecuador, Egypt, Fiji, Finland, French Guiana, Georgia, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Ivory Coast (Côte d'Ivoire), Japan, Kazakhstan, Kenya, Korea (Republic of), Kyrgyzstan, Lao People's Democratic Republic, Liberia, Malaysia, Mali, Mauritania, Mexico, Mongolia, Morocco, Mozambique, Namibia, New Zealand, Nicaragua, Niger, Oman, Panama, Papua New Guinea, Peru, Philippines, Russian Federation, Saudi Arabia, Senegal, Serbia, South Africa, Spain, Sudan, Suriname, Sweden, Turkey, United States of America, Uzbekistan.
Countries identified by smelters and refiners as Conflict-Affected and High-Risk: Benin, Bolivia (Plurinational State of), Brazil, Colombia, Democratic Republic of the Congo, Ecuador, Eritrea, Ghana, Guinea, Guyana, Mexico, Mozambique, Nicaragua, Niger, Peru, Russian Federation, South Africa, Swaziland, Tanzania, Zambia, Zimbabwe.
Known Countries from which Conformant Tantalum Smelters Source:
Countries identified by smelters and refiners as low risk: Australia, Brazil, China, Ethiopia, Mozambique, Nigeria, Sierra Leone, Spain, Thailand, Zimbabwe.
Countries identified by smelters and refiners as high risk: Brazil, Burundi, Democratic Republic of the Congo, Ethiopia, Nigeria, Rwanda.
The Conflict Affected Region: Burundi, Democratic Republic of the Congo, Rwanda.
Known Countries from which Conformant Tin Smelters Source:

Countries that are not identified as conflict regions or plausible areas of smuggling or export of from these regions of 3TG or which are identified as low risk: Australia, Bolivia (Plurinational State of), Brazil, China, Chinese Taipei, Colombia, France, Laos, Namibia,

Peru, Portugal, Indonesia, Malaysia, Myanmar, Russian Federation, United Kingdom of Great Britain and Northern Ireland, Venezuela, Vietnam.

Countries identified by smelters and refiners as high risk: Bolivia, Brazil, Burundi, Democratic Republic of the Congo, Indonesia, Myanmar, Nigeria, Rwanda, Tanzania, Thailand.
The Conflict Affected Region: Burundi, Democratic Republic of the Congo, Rwanda, Tanzania.
Known Countries from which Conformant Tungsten Smelters Source:
Countries that are not identified as conflict regions or plausible areas of smuggling or export of from these regions of 3TG or which are identified as low risk: Australia, Austria, Bolivia, Brazil, China, Kyrgyzstan, Malaysia, Malaysia, Mexico, Mongolia, Myanmar, Nigeria, Peru, Portugal, Russian Federation, Spain, Thailand, United Kingdom of Great Britain and Northern Ireland, United States of America, Vietnam, Zimbabwe.
Countries identified by smelters and refiners as high risk: Brazil, Burundi, Rwanda.
The Conflict Affected Region: Burundi, Democratic Republic of the Congo, Rwanda, Uganda.
In addition, some of the listed Conformant smelters and refiners may have processed 3TG originating from recycled or scrap sources.
For 2022, the countries of origin of the 3TG processed by 194 smelters and refiners was undeterminable.